Exhibit 24.1

STEREOTAXIS, INC.
POWER OF ATTORNEY

        Each of the undersigned directors and officers of Stereotaxis, Inc., a Delaware corporation (the “Company”), hereby appoints Fred A. Middleton, Bevil J. Hogg and James M. Stolze, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act pursuant to a Registration Statement on Form S-8 of the Company”s Common Stock, par value $0.001 per share, issuable under the following plans (collectively, the “Plans”): (i) the Stereotaxis, Inc. 2004 Employee Stock Purchase Plan; (ii) the Stereotaxis, Inc. 2002 Stock Incentive Plan; (iii) the Stereotaxis, Inc. 2002 Non-Employee Directors’ Stock Plan; and (iv) the Stereotaxis, Inc. 1994 Stock Plan.; this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said proposed Registration Statement.

Signature	Title	Date
/s/ FRED A. MIDDLETON	Chairman of the Board of Directors	September 22, 2004
Fred A. Middleton

/s/ BEVIL J. HOGG	President, Chief Executive Officer and Director (Principal Executive Officer)	September 22, 2004
Bevil J. Hogg

/s/ CHRISTOPHER ALAFI	Director	September 22, 2004
Christopher Alafi

/s/ JOHN C. APLIN	Director	September 22, 2004
John C. Aplin

/s/ RALPH G. DACEY, JR.	Director	September 22, 2004
Ralph G. Dacey, Jr.

/s/ GREGORY R. JOHNSON	Director	September 22, 2004
Gregory R. Johnson

/s/ WILLIAM M. KELLEY	Director	September 22, 2004
William M. Kelley

	Director	September 22, 2004
Randall D. Ledford

/s/ ABHIJEET LELE	Director	September 22, 2004
Abhijeet Lele

/s/ WILLIAM C. MILLS III	Director	September 22, 2004
William C. Mills III

	Director	September 22, 2004
David J. Parker

	Vice President and Chief Financial Officer (Principal Financial and	September 22, 2004
James M. Stolze	Accounting Officer)